                                                                Exhibit No. 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Experts", "CRIT Historical Financial Data", and "Selected Financial Data" in the Registration Statement (Form S-4 No. 333-30307) and related Proxy Statement/Prospectus of Lexington Corporate Properties, Inc. for the registration of 1,496,907 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1997, with respect to the financial statements and schedule of Corporate Realty Income Trust I included in its Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.








                                                 /s/  ERNST & YOUNG LLP
                                         ---------------------------------------
                                                   ERNST & YOUNG LLP





New York, New York
September 16, 1997